Exhibit 10.2

DISTRIBUTION TRUST AGREEMENT

This Distribution Trust Agreement (the “Agreement” or “Trust Agreement”), dated as of March 12, 2018, is by and among Mercantil Servicios Financieros, C.A., a Venezuela corporation (“MSF”), Mercantil Bank Holding Corporation, a Florida corporation (the “Company”) and TMI Trust Company, a Texas trust company, solely as trustee and not in its individual capacity (the “Trustee”), establishes the Distribution Trust (the “Trust”).

MSF currently is the Company’s sole shareholder. MSF’s board of directors and shareholders have approved a separation of the Company and MSF (the “Separation”) by a pro rata distribution as described in Section 4 of this Agreement (the “Distribution”) of the shares of Company Class A Stock (“Class A Stock”) and Company Class B Stock (“Class B Stock,” and collectively with the Class A Stock, “Company Shares”) to holders of record (“Record Holders”) of MSF Class A and Class B common stock described as “Distributed Shares” in Section 4 below, respectively on the record date set by MSF and communicated to the Trustee by the Company and MSF or the MSF Representatives in a written notice in accordance with Section 4 of this Agreement (“Record Date”). Herein, MSF Class A common stock (“MSF Class A Shares”) and MSF Class B common stock (“MSF Class B Shares”) are individually and collectively sometimes referred to as “MSF Shares.” As used herein, absent contrary written directions to the Trustee from the Company, only shares of Class A Stock are “voting securities.” All Company Shares are in book-entry form only in the books and records of the Company.

Certain MSF subsidiaries (“MSF Subsidiaries”) hold an aggregate of 1,435,954 MSF Class A Shares and an aggregate of 1,224,245 MSF Class B Shares.

MSF will effect the transfer of ownership of all Company Shares prior to the Distribution Date by transferring and delivering, on the delivery date specified by the Company and the MSF Representatives communicated in a written notice to the Trustee (the “Delivery Date”), all of the outstanding Company Shares to the Trust by book-entry on the Company’s books and records and written confirmation of such transfer delivered by the Company to the Trustee. The Company Shares that will be held in the Trust solely for and on behalf of the MSF Record Holders, including the Record Holders of the MSF Subsidiary Shares at the time of the Distribution, are called the “Distributed Shares.” All other Company Shares are called “Retained Shares.”

The Distributed Shares, shall be distributed on the distribution date that the MSF Representatives and the Company communicate to the Trustee in a written notice in accordance with Section 4 of this Agreement (the “Distribution Date”) to the Record Holders. Record Holders of MSF Class A Shares shall receive an aggregate of 80.1% of the Company’s outstanding Class A Stock and Record Holders of MSF Class B Shares shall receive an aggregate of 80.1% of the Company’s outstanding Class B Stock.

In order to maintain a Distribution that is pro rata and to maintain the total Retained Shares beneficially held by MSF and the MSF Subsidiaries at no more than 19.9% of the outstanding Company Shares of each class, the 1,435,954 shares of Company Class A Stock and the 1,224,245 shares of Company Class B Stock (“Subsidiary Shares”) distributed in respect of MSF Shares held of record by MSF Subsidiaries shall be returned automatically by the MSF Subsidiaries immediately following the Distribution and on the same day as the Distribution (the “Distribution Date”), to the Distribution Trust and upon and after such time shall be Retained Shares. The Distribution Trust will hold all Retained Shares, including Subsidiary Shares, following the Distribution pursuant to the Distribution Trust Agreement, pending the sale or other disposition of the Retained Shares, in accordance with Section 8.5 below and the Distribution Trust Agreement. MSF, together with and on behalf of the MSF Subsidiaries will retain aggregate beneficial ownership, subject to the Trust’s terms and conditions, of 19.9% of the Company Shares of each class as Retained Shares.

The Separation and Distribution Agreement dated as of March 12, 2018 by and between MSF and the Company (the “Separation Agreement”) governs the terms of the Separation.

The Distribution shall not be completed until a registration statement on United States Securities and Exchange Commission (“SEC”) Form 10 or other applicable form (the “Spin-off Registration Statement”) is declared effective by the SEC (the “Effective Time”).

Computershare Trust Company, N.A. and Computershare, Inc. (individually and collectively, “Computershare”) are the transfer agent and registrar for Company Shares (the “Company Transfer Agent”). Mercantil Banco Universal is the transfer agent and registrar for all MSF Shares (the “MSF Transfer Agent”). JPMorgan Chase Bank, N.A. is the depository for the outstanding American Depository Receipts (“ADRs”) representing MSF Shares. No ADRs will be created in respect of any Company Shares.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Appointment of and Acceptance by Trustee. MSF and the Company hereby appoint the Trustee to serve as the Trustee hereunder. The Trustee hereby accepts such appointment, and upon receipt of all the outstanding Company Shares, shall hold and deliver the Company Shares in accordance with this Agreement for and on behalf of the Record Holders as to the Distributed Shares, and for and on behalf of MSF as to the Retained Shares.

2. Delivery of Company Shares to Trustee.

(a) On March 15, 2018, or such other delivery date specified by the Company and MSF (the “Delivery Date”), MSF will transfer, assign and deliver 74,212,408 shares of Class A Stock and 53,253,157 shares of Class B Stock to the Trust by book entry on the Company’s books and records and written confirmation to the Trustee. These comprise 100% of all issued and outstanding Company Shares of each class. The Company Shares shall be delivered to the Trustee free and clear of all liens, pledges, security interests, claims and other encumbrances (collectively, “Liens”). All Company Shares delivered to the Trustee on the Delivery Date or otherwise shall be registered on the Company’s books and records in the Trustee’s name as Trustee under this Trust Agreement for the benefit of (a) the MSF shareholders as to the Distributed Shares and (b) MSF as to the Retained Shares.

(b) On the Delivery Date, the Distributed Shares and the Retained Shares shall be as follows, subject to appropriate adjustment in the event of a stock split, stock dividend or other change in the number of outstanding MSF Shares or Company Shares (a “Corporate Event”), including as a result of exercises of options on MSF Shares, provided that the Distribution Ratio (as defined in Section 4(b)) shall not change. The MSF Representatives or the Company shall provide the Trustee with an Officer’s Certificate describing such Corporate Event, if any, and providing updated numbers at least 5 Business Days before the Distribution Date:

Class of Stock	Distributed Shares	Retained Shares	Totals
Class A	60,880,929	13,331,479	74,212,408
Class B	43,880,032	9,373,125	53,253,157

Prior to the Distribution Date, MSF has agreed not to change the number of MSF Class A Shares or MSF Class B Shares issued and outstanding. Accordingly, the numbers of Distributed Shares and Retained Shares of each class, shall not be adjusted and the Distribution Ratio shall not change; provided, however, the numbers of Distributed Shares and Retained Shares may be adjusted, if necessary, for rounding differences, and otherwise to preserve the one-for-one Distribution Ratio and limit the Retained Shares to no more than 19.9% of each Class of Company Shares immediately following the Distribution.

Promptly after the Record Date, the MSF Representatives or the Company will deliver an Officer’s Certificate to the Trustee that includes a true and correct list of all the Record Holders of Company Shares of each Class.

(c) As used in this Agreement, “Officer’s Certificate” means an officer’s certificate executed by the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, corporate secretary, assistant corporate secretary or any other officer authorized to execute such officer’s certificate, or in the case of the MSF Representatives, a letter or other writing or instrument, that is signed by two of the MSF Representatives.

3. Trustee Duties.

(a) During the term of the Trust (the “Trust Term”), the Trustee shall safeguard, preserve and protect the Company Shares in accordance with this Agreement, and the Trustee shall not sell, transfer or otherwise dispose of the Company Shares or any interest therein, and shall maintain the Company Shares free and clear of all Liens.

(b) The Trustee shall have no discretionary authority hereunder, including voting or disposition of the Company Shares held by the Trust, other than as provided herein, and shall exercise no control over the Company’s management or policies. MSF irrevocably has appointed Gustavo J. Vollmer A., Gustavo Marturet M. and Rene Brillenbourg C. to act as the exclusive agents, powers of attorney and representatives for and on behalf of MSF and the MSF shareholders in connection with this Trust Agreement (the “MSF Representatives”). The MSF Representatives, or if for any reason there are less than two MSF Representatives, the remaining MSF Representative, or any two of them, may take any action, which MSF is required or permitted to take hereunder, and hold an irrevocable proxy, coupled with an interest, to vote any and all Company Shares at any time after delivery of all Company Shares to the Trust and before the Distribution. Upon and following the Distribution, in the event of any vote or action by Company shareholders at a meeting or otherwise, the Trustee shall vote all Retained Shares, which are entitled to vote on any matter, pro rata in accordance with the votes of the other holders of Class A Stock and Class B Stock, as applicable.

(c) The Trustee shall have no management duties or obligations to manage (other than as specifically provided in this Section 3) the Company Shares or make the Company Shares productive of income or otherwise.

4. The Distribution.

(a) On or prior to the Distribution Date, the Trustee will, upon the written direction of the Company given to the Trustee, promptly deliver the Distributed Shares to Computershare, or such other distribution agent as may be selected by the Company (the “Distribution Agent”), by (i) book entry on the Company’s books and records, or (ii) if the Company Shares are eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”) with a direction from the Company to the Trustee that the Distributed Shares are to be recorded in the name of the Distribution Agent.

(b) Subject to this Section 4, the Company shall notify the Trustee in writing of the Distribution Date not less than five Business Days in advance of the Distribution Date. Each Record Holder of MSF Class A Stock shall be entitled to receive one share of Class A Stock for each MSF Class A Share held as of the Record Date, and each Record Holder of MSF Class B Stock shall be entitled to receive one share of Class B Stock for each MSF Class B Share held as of the Record Date. This one-for-one distribution is the “Distribution Ratio.” Upon receipt of the Distributed Shares from the Trustee, the Distribution Agent shall be responsible for effecting the Distribution pursuant to a separate distribution agent agreement between the Company and the Distribution Agent, on or as soon as practicable after the Distribution Date.

(c) Conditions to Distribution. The Distribution shall be subject to the fulfillment at or prior to the Distribution Date of conditions set forth in the Separation Agreement. In no event shall the Distribution occur unless all conditions to the Distribution pursuant to the Separation shall have been satisfied or waived (to the extent permitted by applicable Law) by the Company and the MSF Representatives, as applicable. The Company and the MSF Representatives shall confirm the satisfaction or waiver of all such conditions to the Distribution as part of the notice provided to the Trustee pursuant to Section 4(b).

(d) As used in this Agreement, “Business Day” means Monday to Friday, except for any such day on which banking institutions in Miami, Florida, New York City or Dallas, Texas are authorized or required to close.

5. Retained Shares.

(a) All Retained Shares shall be held by the Trust for the benefit of MSF and the MSF Subsidiaries or MSF’s designees until the earlier of (i) the disposition of the Retained Shares as provided herein and (ii) the Trust Termination Date, as defined in Section 6 below.

(b) From the Delivery Date until the 90th day following the Effective Time, or such earlier date as the Company may authorize by an Officer’s Certificate delivered to the Trustee, MSF may transfer any Company Share that are Retained Shares at the time of transfer, only to the Company or to affiliates of MSF or the Company, provided such transfers are made pursuant to available exemptions from registration under the Securities Act of 1933 and the rules and regulations thereunder (the “Securities Act”), and provided further that any such transferees are restricted from any transfers of such Retained Shares until after the 90th day after the Effective Time (the “90th Day”) and then only pursuant to (i) an effective registration statement under the Securities Act as to which no stop orders are in effect or (ii) available exemptions from registration under the Securities Act.

(c) Upon and following the 90th Day, MSF or the MSF Representatives may direct the transfer by written notice to the Trustee and the Company to any underwriter or placement or other agent for disposition of Retained Shares pursuant to (i) an effective registration statement under the Securities Act as to which no stop order is in effect or (ii) available exemptions from registration under the Securities Act, in each case subject to the Transfer Restrictions.

(d) In addition to the securities law restrictions in preceding paragraphs (b) and (c) of this Section, MSF may transfer Retained Shares held by the Trust (i) in transactions to its affiliates, pursuant to exemptions from registration under the Securities Act prior to the Distribution Date and subject to non-objection or approval by or waivers from the Board of Governors of the Federal Reserve or its delegee (the “Federal Reserve”), (ii) pursuant to one or more Company registration statements that have been declared effective by the SEC, (iii) in transactions where no transferee or associated group of transferees would receive more than 2% of the outstanding Company voting securities of any class, (iv) in transactions where the transferee controls more than 50% of the Company’s outstanding voting securities without transfer from or at the direction of MSF, or in other transactions where the Federal Reserve has no objections. MSF or the MSF Representatives shall notify the Trustee and the Company in writing of any intended transfer of Retained Shares held by the Trust herein and confirm in such writing MSF’s compliance with this Section 5 and the Separation Agreement, not less than 15 Business Days prior to any such transfer. MSF and the Company shall jointly notify the Federal Reserve of any such disposition.

(e) Retained Shares, if any, held by the Trust on the Trust Termination Date, shall be delivered to MSF and the respective MSF Subsidiaries that are Record Holders, or with the Company’s written consent, to any designee of MSF, in accordance with the Separation Agreement and pursuant to written direction delivered to the Trustee and the Company at any time before or after the Delivery Date, subject to Federal Reserve non-objection confirmed by an Officer’s Certificate from MSF. Absent express Federal Reserve non-objection confirmed by Officer’s Certificates from the Company and the MSF Representatives to the Trustee, in no event shall more than an aggregate of (i) 4.9% of the then outstanding shares of Company Class A Stock and (ii) 4.9% of the then outstanding shares of Company Class B Stock otherwise may be returned to MSF and MSF Subsidiaries, and MSF or the MSF Representatives and the Company shall determine the disposition of any Company Shares in excess of such amounts. As between the Trustee and the Company, the Company shall be solely responsible for all such matters, and shall confirm such matters to the Trustee by an Officer’s Certificate.

6. Term of Trust. The Term shall commence on the Delivery Date, and shall terminate on the Trust Termination Date. The “Trust Termination Date” shall be the earliest of (i) the Distribution of all the Distributed Shares and the delivery to transferees from the Trust, which may include MSF and the MSF Subsidiaries, as provided in Section 5(e) above, of all the Retained Shares, together with all the other Trust assets, if any, pursuant to the applicable provisions of this Trust Agreement, (ii) the date following the Distribution Date when MSF is deemed by the Federal Reserve to not “control” the Company under Section 2(a)(2) of the Bank Holding Company Act of 1956 (the “BHC Act”) as a result of its Company Share ownership or otherwise, and (iii) the Business Day immediately preceding the second anniversary of the Delivery Date. The Company and the MSF Representatives shall confirm the occurrence of such events in an Officer’s Certificate delivered to the Trustee.

7.	Representations and Warranties.

(a) MSF and the Company represent and warrant, respectively, to the Trustee and each other, that:

(i) they are validly existing as corporations organized under the laws of Venezuela and Florida, respectively;

(ii) they have full authority to execute, deliver and perform this Trust Agreement;

(iii) all Officer’s Certificates, confirmations and orders delivered to the Trustee hereunder are and shall be complete and accurate in all material respects; and

(iv) The Company has held its 2018 annual shareholders’ meeting and does not anticipate holding any other shareholders’ meetings or taking any shareholder action by unanimous written consent prior to the Distribution Date.

(b) The Trustee represents and warrants to MSF and the Company that it:

(i) is validly existing as a trust company under the laws of the State of Texas; and

(ii) has been authorized to exercise trust and fiduciary powers and has full authority to execute, deliver and perform this Trust Agreement.

8. Certain Trust Provisions

(a) Interests in the Trust are non-transferable, and the Trustee shall not consent to any such transfers, unless authorized in writing by the Company. The sale, transfer, pledge, hypothecation or other disposition of Company Shares is restricted, generally, and are subject to the restrictive legend maintained on the Company’s and the Transfer Agent’s books and records and set forth in attached Exhibit 1 (the “Transfer Restrictions”). The Trustee acknowledges the Transfer Restrictions and will not transfer or deliver any Company Shares except upon written direction of the Company, which written confirmation shall confirm satisfaction of the Transfer Restrictions’ exceptions for certain sales or dispositions.

(b) Any dividend declared and paid by the Company prior to the Delivery Date shall be paid and belong solely to MSF or its designee, and shall not be property of the Trust or held by the Trustee. If any such dividend is received by the Trustee, the Trustee shall hold such funds in trust solely for the benefit of MSF or its designee and deliver such funds promptly as directed in writing by MSF.

(c) Each of MSF and the Company shall be solely responsible for all their respective filings and reports with all governmental and regulatory authorities, including without limitation, the SEC and the Federal Reserve with respect to MSF and the Company. The Trustee shall reasonably cooperate with MSF and the Company in connection with any such filings and reports during the Term due on or after the Delivery Date, provided the Trustee will have no obligation with respect to the content or timing of any such filings or reports by MSF or the Company, or any of their directors, officers or subsidiaries, and by any holder of Company Shares or MSF Shares. MSF and the Company will cooperate with the Trustee, if the Trustee is required to make such filings and reports, if any, with respect to MSF, the Company or the Company Shares held hereunder, solely as a result of this Agreement.

(d) The Company or its designee will act as information agent (the “Information Agent”) in connection with the Separation and the Distribution. The Trustee has no obligation to act as Information Agent for or on behalf of the Company.

(e) Computershare, or such other person as may be appointed by the Company, as the Company’s Transfer Agent and Distribution Agent, will be responsible for all U.S. income tax reporting and compliance with respect to the Company Shares, and the Trustee shall have no obligation to act in any such capacity. The Trustee has no obligation to act as the Transfer Agent or Distribution Agent for or on behalf of the Company.

(f) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary Trust Company or any other applicable depositary, the Company Transfer Agent, the MSF Transfer Agent, the Distribution Agent or the depositary for the ADRs.

(g) Nothing herein, including Section 5, is intended to, or shall restrict the Company or any of its subsidiaries from approving, entering into or completing a merger, consolidation, statutory share exchange, stock split, stock dividend or other action or transaction that affects the number of Retained Shares, converts Retained Shares into Class A Stock or the Company voting common stock or results in any Distributed Shares or Retained Shares being converted into the right solely to receive cash in respect of all or some Company Shares held.

9. Resignation or Removal of Trustee. The Trustee may resign and be discharged from the performance of its duties hereunder by giving 30 days’ prior written notice to MSF and the Company specifying a date when such resignation shall take effect, provided a successor trustee (“Successor Trustee”) has been appointed and assumes the duties of Trustee hereunder. The Company and the MSF Representatives, acting jointly, may remove and discharge the Trustee from the performance of its duties hereunder at any time by giving 30 days’ prior written notice to the Trustee specifying a date when such removal shall take effect, provided a Successor Trustee has been appointed and assumes the duties of Trustee hereunder. Upon any such notice of resignation or removal, the Company and the MSF Representatives shall appoint a Successor Trustee hereunder prior to the effective date of such resignation or removal. If the Company or MSF fails to appoint a Successor Trustee within such time, or such designated Successor Trustee becomes unwilling or unable to serve as such, the Trustee shall have the right to petition a court of competent jurisdiction to appoint a Successor Trustee, and all costs and expenses (including, without limitation, reasonable attorneys’ fees) related to such petition shall be paid by the Company or MSF, jointly and severally. The Trustee shall transmit all records pertaining to the Trust assets, transmit the Company Shares and other Trust assets, if any, then held hereunder to the Successor Trustee, after making copies of such records as the Trustee deems advisable and after deduction and payment to the Trustee of all fees and expenses (including any court costs and reasonable attorneys’ fees) incurred by the Trustee in connection with the performance of its duties hereunder. The provisions of this Trust Agreement shall continue as to any actions taken or omitted to be taken by the Trustee under this Trust Agreement prior to the date on which a Successor Trustee becomes the Trustee hereunder. Any Successor Trustee(s) shall be U.S. citizens or entities organized under the laws of the United States or any state of the United States.

10. Binding Effect; Successors. This Trust Agreement shall be binding upon the respective parties hereto and their successors and assigns. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the Trust) to another corporation or entity, the successor or transferee corporation or entity without any further act shall be the Successor Trustee.

11. Limitations on Trustee Obligations. The Trustee undertakes to perform only such duties as are expressly set forth herein and no other duties shall be implied. The Trustee shall not be liable under and has no duty to inquire as to the provisions of any agreement other than this Trust Agreement. The Trustee shall not be charged with any knowledge of the terms of the Separation Agreement or any other agreement referred to herein (unless the Trustee, in its capacity as Trustee, is a party to such agreement), the Company Shares, the MSF Shares or any constituent documents of the Company or MSF. The Trustee shall not be liable for any action taken or omitted by it in good faith, except to the extent that a court of competent jurisdiction determines, in a final, non-appealable decision, that the Trustee’s gross negligence or willful misconduct was the sole cause of any loss to MSF or the Company. The Trustee’s sole responsibility shall be for the safekeeping and delivery of the Company Shares and the other Trust assets, if any, held by it in accordance with the terms of this Trust Agreement.

The Trustee shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in a written notice, Officer’s Certificate, order or provided to the Trustee hereunder. The Trustee may rely upon any notice, order, Officer’s Certificate, instruction, request or other instrument, or writing, including email, from the Company or the MSF Representatives not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Trustee shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same. The Trustee shall have no duty or obligation to verify the facts or conclusions stated in any notice, Officer’s Certificate, order or writing, including email.

In no event shall Trustee be liable for incidental, indirect, special, consequential or punitive damages or penalties (including, but not limited to lost earnings), even if the Trustee has been advised of the likelihood of such damages or penalty and regardless of the form of action.

The Trustee shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. The Trustee shall not be obligated to take any legal action or commence any proceeding in connection with the Company Shares or other Trust assets, if any, held by it in accordance with this Trust Agreement or the Separation Agreement, or to appear in, prosecute or defend any such legal action or proceeding, except to safeguard the Company Shares, including, without limitation, from any persons or entities claiming such Company Shares or Trust assets or any interest therein, for themselves or on behalf of MSF, its shareholders or anyone else, or their successors or assigns and then only at the Company’s and the MSF Representative’s written direction and at the Company’s sole expense, and provided further that MSF and the Company, jointly and severally, shall indemnify, defend and hold harmless the Indemnified Parties in connection with any such matters pursuant to Section 12 hereof. The Trustee may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other relevant agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the advice of such counsel. MSF and the Company, jointly and severally, shall promptly pay, upon demand, within 30 days of billing, the reasonable fees and expenses of any such counsel. MSF and the Company agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Trustee may reasonably request in connection with its duties hereunder. No rights conferred upon the Trustee hereunder that might be construed as conferring discretionary rights on the Trustee will be construed as duties.

The Trustee is authorized, in its sole discretion, to comply with final non-appealable orders issued by any state or Federal court in the United States having jurisdiction with respect to the Company Shares.

12. Indemnification of Trustee. From and at all times after the date of this Trust Agreement, MSF and the Company shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Trustee and each director, officer, employee, attorney, agent and affiliate of Trustee (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, penalties, costs and expenses of any kind or nature (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance in connection with this Trust Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. MSF and the Company further agree, jointly and severally, to indemnify each Indemnified Party for all costs, including reasonable attorney’s fees actually incurred by such Indemnified Party in connection with the enforcement of MSF’s and the Company’s indemnification obligations hereunder. All Indemnified Parties shall have the right to employ one counsel reasonably acceptable to the Company to represent all the Indemnified Parties with respect to any action or claim brought or asserted against any of them, and the reasonable fees of such counsel shall be paid upon demand by MSF and the Company. The obligations of MSF and the Company under this Section 12 shall survive any termination of this Trust Agreement and the resignation or removal of Trustee.

Neither the payment by MSF or the Company of any claim by the Trustee for indemnification hereunder nor the disbursement of any amounts to Indemnified Parties from the Company Shares, other Trust assets, if any, or the respective assets of MSF or the Company in respect of a claim by the Indemnified Parties for indemnification shall impair, limit, modify or affect, as between MSF and the Company, the respective rights and obligations of MSF and the Company under the Separation Agreement.

13. Compensation of Trustee. MSF and the Company agree, jointly and severally, to pay the Trustee for its services hereunder in accordance with Schedule A attached hereto from the date of this Agreement to immediately prior to the earlier of (i) the effective time of the appointment of a Successor Trustee or (ii) termination of this Agreement. Any fees for partial periods shall be prorated based on the billing period and the actual number of days that this Agreement is in effect during such billing period.

14. Other Terms Applicable to Trustee. Any terms and conditions contained in Exhibit 1 are incorporated by reference herein, and shall be a part of this Agreement as if fully set forth herein.

15. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree to the personal jurisdiction by and venue in the state and federal courts in the Federal Southern District of the State of Florida and waive any objection to such jurisdiction or venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts.

16. Notices. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by recognized overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt or (v) via email, including by PDF attachment thereto of an executed document. Notice shall be effective upon receipt, except for notice via email, which shall be effective only when the recipient, by return email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16.) Such notices shall be sent to the applicable party or parties at the address specified below:

If to MSF:
Luis Alberto Fernandes, Esq.
Avenida Andrés Bello No. 1
Edificio Mercanti
Caracas 1050,
Venezuela
Telephone: (305) 342-5893
E-mail: lafernandes@bancomercantil.com

If to the MSF
Representatives:
Gustavo Marturet
c/o 220 Alhambra Circle
12th Floor
Coral Gables, FL 33134
Telephone: (954) 415-8524
E-mail: marturetgustavo@yahoo.com

If to the Company:
Millar Wilson
Mercantil Bank Holding Corporation
220 Alhambra Circle
Coral Gables, Florida 33134
Telephone: (305) 460-4025
Facsimile: (305) 460-8658
E-mail: mwilson@mercantilcb.com

If to the Trustee:
TMI Trust Company, as Trustee
ATTN: Kathy E. Knapp
1100 Abernathy Road, Suite 480
Atlanta, Georgia 30328
Telephone: 678-221-5917
Facsimile: 678-221-5917
E-mail: kknapp@tmico.com

or to such other address as a party may designate, which shall be effective on the date given or, if specified otherwise in the notice, on the date specified therein.

17. Amendment, Waiver and Assignment. None of the terms or conditions of this Trust Agreement may be changed, waived, modified, discharged, terminated or varied in any manner whatsoever unless in writing duly signed by each party to this Trust Agreement, or in the case of MSF, by the MSF Representatives. No course of conduct shall constitute a waiver of any of the terms and conditions of this Trust Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Trust Agreement on one occasion shall not constitute a waiver of the other terms of this Trust Agreement, or of such terms and conditions on any other occasion. Except as provided in Section 9 hereof, this Trust Agreement may not be assigned by any party without the written consent of the other parties.

18. Severability. To the extent any provision of this Trust Agreement is determined to be invalid under applicable law, such provision shall be ineffective only to the extent of such invalidity, without affecting the other provisions of this Agreement.

19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to the conflict of laws principles thereof. It is intended that the Trust is and shall be a “grantor trust” for all United States Federal and state income tax purposes, and all parties hereto shall treat the Trust as such.

20. Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and any writing incorporated herein by reference in this Agreement, constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Company Shares and other Trust assets, if any, and sets forth the obligations and duties of Trustee hereunder. Nothing in this Trust Agreement, express or implied, is intended to or shall confer upon any other person, including, without limitation, any shareholders, creditors, regulatory or governmental or regulatory authority, conservator, receiver or similar official of any party, any right or remedy as a third party beneficiary or otherwise, of any nature whatsoever, under or by reason of this Trust Agreement.

21. Execution in Counterparts; Electronic Execution and Delivery. This Trust Agreement may be executed in two or more identical counterparts, each of which shall be an original, and all counterparts shall constitute one and the same agreement. The delivery of copies of this Trust Agreement and any written notices, instruments, Officer’s Certificates provided incident to or in connection with this Agreement, including, without limitation, any signatures, pages by PDF, facsimile or electronic transmission shall constitute effective execution and delivery as to the parties as provided in Section 16 above, and shall have the same force and effect as manually executed originals.

22. Effect of Termination. Upon the Trust Termination Date, any Company Shares, if any, then held by the Trust will be delivered to MSF or to its designee as directed by MSF or the MSF Representatives, subject to Section 5(e) and the Separation Agreement. Upon and following the termination of the Trust and the Trust Agreement, the Trustee shall have no further obligation or liability whatsoever with respect to this Trust Agreement or the Company Shares or any other Trust assets, if any. Such termination shall not affect any rights or obligations arising or resulting from any acts, omissions, issues or events arising prior to the termination of the Trust.

23. Tax Reporting. The Trustee shall have no responsibility for any tax advice or for the tax consequences of this Trust Agreement or the Separation Agreement, and MSF and the Company are relying on their own tax advisors as to all tax matters. MSF and the Company shall provide the Trustee with MSF’s and the Company’s Form W-8 and an original Form W-9, if and as applicable, together with any other documentation and information requested by Trustee in connection with Trustee’s reporting obligations under applicable United States Internal Revenue regulations or Venezuela income tax law.

24. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR (2) IN ANY WAY IN CONNECTION WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES TO THIS AGREEMENT OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT EACH HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A CONSENT BY ALL PARTIES TO A TRIAL BY THE COURT.

25. Miscellaneous. The words “include,” and any derivation thereof mean without limitation by reason of enumeration or otherwise. The headings contained in this Agreement are for convenience of reference only and shall not affect the meanings of the terms of this agreement. Any reference to an agreement means that agreement as amended or supplemented and then in effect. Any reference to gender includes all genders, and the singular includes the plural and vice versa. Whenever MSF is required to take any action, make any delivery or provide any notice hereunder, any two of the MSF Representatives may act for and on behalf of MSF upon and following a change in “control” of MSF. Change in control shall have the same meaning as in the BHC Act and/or the United States’ Change in Bank in Control Act.

26. Publicity. No party will (a) use any other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify any other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of such other party; provided, however, the Company may identify the Trustee in any disclosures, reports or documents filed or provided under the Securities Act or the Securities Exchange Act of 1934.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed under seal by their respective duly authorized officers as of the date first above written.

MERCANTIL SERVICIOS FINANCIEROS, C.A.

By:	/s/ Luis Alberto Fernandes
Name:	Luis Alberto Fernandes
Title:	General Counsel

MERCANTIL BANK HOLDING CORPORATION

By:	/s/ Millar Wilson
Name:	Millar Wilson
Title:	Vice Chairman and CEO

TMI TRUST COMPANY, solely as trustee and not individually

By:	/s/ Dennis Gillespie
Name:	Dennis D. Gillespie
Title:	Executive Vice President

EXHIBIT I

Other Terms and Conditions

1. Transfer Restrictions

The following transfer restrictions shall be maintained by the Company and its Transfer Agent.

NONE OF THE SHARES OF THE COMPANY’S SHARES OF CLASS A COMMON STOCK OR CLASS B COMMON STOCK (INDIVIDUALLY AND COLLECTIVELY, “SHARES”) HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 (THE “FEDERAL SECURITIES LAWS”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE FEDERAL SECURITIES LAWS, INCLUDING A REGISTRATION STATEMENT ON SEC FORM 10 OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE FEDERAL SECURITIES LAWS AND OTHER APPLICABLE LAWS.

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SCHEDULE A

Schedule of Fees for Services as Trustee

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